UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 28, 2013, Santarus, Inc. (“Santarus”) filed a lawsuit in the U.S. District Court for the District of Delaware against Mylan Inc. and Mylan Pharmaceuticals Inc. (collectively, “Mylan”) for infringement of the patents listed in the Orange Book for Santarus’ prescription product, Fenoglide® (fenofibrate) tablets, 40 mg and 120 mg. Veloxis Pharmaceuticals A/S, licensor of the patents, is joined in the litigation as a co-plaintiff.

The lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Mylan with the U.S. Food and Drug Administration (“FDA”) regarding Mylan’s intent to market generic versions of Fenoglide prior to the 2024 expiration of the two listed patents (U.S. Patent Nos. 7,658,944 and 8,124,125).

The lawsuit was commenced within the 45 days required to automatically stay, or bar, the FDA from approving Mylan’s ANDA for 30 months or until a district court decision that is adverse to the plaintiffs, whichever may occur earlier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: January 28, 2013	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer